Exhibit 23.5

Consent of RPS

We consent to the reference to our firm under the caption “Experts” in this Post-Effective Amendment No. 2 to the Registration Statement on Form F-3 and related Prospectus Supplement of CNOOC Limited for the registration of debt securities and guarantees and to the incorporation by reference therein of our report included in its Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

RPS
By:	/s/ Debbie Perkins
Name:	Debbie Perkins
Title:	Vice President

Houston, Texas

March 31, 2015